UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

MESA AIR GROUP, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As disclosed in the Form 12b-25 filed by Mesa Air Group, Inc.’s (the “Company”) with the Securities and Exchange Commission (“SEC”) on December 14, 2023, the Company was unable to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Fiscal 2023 10-K”) by the prescribed due date without unreasonable effort or expense. The Company has been unable to complete the procedures related to its year-end reporting process that are necessary for completion of the Company’s financial statements as well as the audit of those financial statements by the Company’s independent auditors for inclusion in the Fiscal 2023 10-K within the 15-day extension period. The filing delay is not the result of a forthcoming restatement of the Company’s financial statements or any disagreement with the Company’s auditors. The Company has been working diligently with its independent auditors to enable completion of the audit of its financial statements and anticipates filing the Fiscal 2023 10-K with the SEC as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: January 2, 2024	By:	/s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel